UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 27, 2013

________________________________

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Collaboration Agreement and License Option

On December 27, 2013, Capricor, Inc., a wholly-owned subsidiary of Capricor Therapeutics, Inc. (the “Company” or “Capricor”) entered into a Collaboration Agreement and License Option (the “Agreement”) with Janssen Biotech, Inc. (“Janssen”), a wholly-owned subsidiary of Johnson & Johnson. Under the terms of the Agreement, Capricor and Janssen agreed to collaborate on the development of Capricor’s cell therapy program for cardiovascular applications, including its lead product, CAP-1002. Capricor and Janssen further agreed to collaborate on the development of cell manufacturing in preparation for future clinical trials.

Under the Agreement, Capricor will receive an upfront cash payment of $12.5 million from Janssen, and Capricor will also contribute to the costs of development of a chemistry, manufacturing and controls (CMC) package. In addition, Janssen will have the exclusive right to enter into an exclusive license agreement pursuant to which Janssen would receive a worldwide, exclusive license to exploit CAP-1002 as well as certain allogeneic cardiospheres and cardiosphere-derived cells in the field of cardiology.

Janssen has the right to exercise the option at any time until sixty days after the delivery by Capricor of the six-month follow-up results from Phase II of Capricor’s ALLSTAR clinical trial for CAP-1002. If Janssen exercises its option rights, Capricor would receive an upfront license fee and additional milestone payments which may total up to $325.0 million. In addition, a double-digit royalty would be paid on commercial sales of licensed products.

The Company expects to file the Agreement as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2013 and intends to seek confidential treatment for certain terms and provisions of the Agreement. The foregoing description is a summary of the material terms of the Agreement, does not purport to be complete, and is qualified in its entirety by reference to the text of the Agreement when filed.

Item 8.01.	Other Events.

As previously reported by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2013, and as announced by the Company in the press release previously issued by the Company on December 20, 2013, the Company’s common stock is trading on the OTC Markets under the new ticker symbol “CAPR,” which such symbol is effective as of December 20, 2013. There are approximately 11,687,430 shares of Company common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: January 3, 2014	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer